Exhibit 10.7

Performance-Based

CALIFORNIA RESOURCES CORPORATION
LONG-TERM INCENTIVE PLAN

[FORM OF]
RESTRICTED STOCK INCENTIVE AWARD TERMS AND CONDITIONS

DATE OF GRANT:	[•]

SHARES OF RESTRICTED STOCK:	See Morgan Stanley Benefit Access “Stock-Based Awards/My Awards/Awarded”

VESTING SCHEDULE:	[•] (the “Vesting Date”)

The following Terms and Conditions (these “Terms and Conditions”) are set forth as of the Date of Grant between CALIFORNIA RESOURCES CORPORATION, a Delaware corporation (“CRC” and, with its subsidiaries, the “Company”), and the eligible employee receiving this award (the “Grantee”).

1.                                      Grant of Restricted Stock Incentive Award.  In accordance with these Terms and Conditions and the California Resources Corporation Long-Term Incentive Plan, as the same may be amended from time to time (the “Plan”), CRC grants to the Grantee as of the Date of Grant, the number of shares of Restricted Stock set forth above. The Restricted Stock shall be fully paid and nonassessable and shall be represented by a book-entry account registered in the name of the Grantee with CRC’s registrar and stock transfer agent that will be subject to the restrictions hereinafter set forth until those shares have become transferable in accordance with Section 2.

2.                                      Restrictions On Transfer.  Until the Vesting Date and the certification by the Committee of the attainment on or after December 31, 2017 of the Performance Goal provided in Paragraph 3, the shares of Restricted Stock may not be transferred, assigned, sold, pledged, exchanged, or otherwise encumbered or disposed of by the Grantee, except to CRC or pursuant to any applicable domestic relations order (if approved or ratified by the Committee); provided that the Grantee may designate from time to time a beneficiary or beneficiaries on a form approved by the Company (if enforceable under local law). If the Grantee dies without a beneficiary designation on file with CRC at the time of death, the Grantee’s interest in the Restricted Stock will be transferred by will or by the laws of descent and distribution.

3.                                      Performance Goal.  In order for the Grantee to retain the Restricted Stock, the Company must achieve cumulative reported “Net Income” of $[•] during the period beginning on January 1, 2015 and ending on the last day of any calendar quarter that is on or after December 31, 2017, and on or before December 31, 2021.  As used herein, the term “Net Income” means the difference between (a) total sales, service and rental income from third parties (net of discounts, returns and allowances) plus other revenues and (b) net total costs and expenses (including income taxes).  Reported Net Income shall be cumulative and shall be the sum of the net income and net losses reported in CRC’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  The Committee may certify attainment of the

Performance Goal effective at any time on or after December 31, 2017 (the “Certification Date”).

4.                                      Vesting and Forfeiture of Restricted Stock Incentive Award.

(a)                                 If the Grantee fails to accept this award prior to the next record date for the payment of dividends on the Common Stock subsequent to the Date of Grant, then, notwithstanding any other provision of this award, the Grantee shall forfeit the shares of Restricted Stock and all rights under this award and this award will become null and void. For purposes of these Terms and Conditions, acceptance of the award shall occur on the date the Grantee accepts this Restricted Stock Incentive Award through Morgan Stanley Benefit Access or any replacement on-line system designated by the Company.

(b)                                 Except as provided in this paragraph (b) and in Section 4(c), the Grantee must remain in the continuous employ of the Company through the Vesting Date.  The continuous employment of the Grantee will not be deemed to have been interrupted by reason of the transfer of the Grantee’s employment among the Company and its affiliates or an approved leave of absence.  If, prior to the Vesting Date, the Grantee dies, becomes permanently disabled while in the employ of the Company and terminates employment as a result thereof, retires with the consent of the Company, or terminates employment without cause (as determined by the Company) for the convenience of the Company (each of the foregoing, a “Forfeiture Event”), then a number of shares of Restricted Stock will be forfeited on the date of the Forfeiture Event equal to the total number of shares of Restricted Stock granted multiplied by a fraction, the numerator of which is the number of days between the date of the Forfeiture Event and the Vesting Date, and the denominator of which is the number of days between the Date of Grant and the Vesting Date.  If the Grantee terminates employment voluntarily or the Grantee’s employment is terminated for cause (as determined by the Company) before the Vesting Date, then these Terms and Conditions will terminate automatically on the date of the Grantee’s termination and the Grantee shall forfeit all of the shares of the Restricted Stock on such date.

(c)                                  If a Change in Control event occurs prior to the Vesting Date and the Grantee’s employment is terminated by the Company on or after the date of such event and as a result of such event, then, unless, prior to the occurrence of the Change in Control, the Committee, as provided in Section 7.1 of the Plan, determines that such event will not accelerate the vesting of any of these shares of Restricted Stock, (i) a number of shares of Restricted Stock will become nonforfeitable as of the date upon which the Grantee’s employment is so terminated, which number shall be equal to the total number of Restricted Shares granted multiplied by a fraction, the numerator of which is the number of days between the Date of Grant and the date upon which the Grantee’s employment is so terminated, and the denominator of which is the number of days between the Date of Grant and the Vesting Date, and (ii) the Grantee shall forfeit as of the date upon which the Grantee’s employment is so terminated all of the other shares of Restricted Stock that do not become nonforfeitable pursuant to clause (i) of this sentence.  Any such determination by the Committee is binding on the Grantee.

(d)                                 If a Change in Control event occurs on or after the Vesting Date (or, if applicable, the date of a Forfeiture Event) but prior to the Certification Date, the shares of Restricted Stock (as adjusted for any forfeiture occurring pursuant to Section 4(b)) will become nonforfeitable on the date upon which the Change in Control event occurs unless, prior to the occurrence of the Change in Control event, the Committee, as provided in Section 7.1 of the Plan, determines that such event will not accelerate vesting of any of these shares of Restricted Stock.  Any such determination by the Committee is binding on the Grantee.

(e)                                  Notwithstanding Section 4(b), if the Company does not meet the Performance Goal on or before December 31, 2021, then the Grantee or any permitted assignee will forfeit the Restricted Stock on December 31, 2021.  If the Company meets the Performance Goal on or before December 31, 2021, then the Restricted Stock (as adjusted for any forfeiture occurring pursuant to Section 4(b)) will become nonforfeitable on the Certification Date.

5.                                      Dividend, Voting and Other Rights.  Except as otherwise provided herein, the Grantee shall have all of the rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote such shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of CRC shall be subject to the same restrictions as the shares of Restricted Stock.

6.                                      No Employment Contract.  Nothing in these Terms and Conditions confers upon the Grantee any right with respect to continued employment by the Company, nor limits in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee. Unless otherwise agreed in a writing signed by the Grantee and an authorized representative of the Company, the Grantee’s employment with the Company is at will and may be terminated at any time by the Grantee or the Company.  For purposes of these Terms and Conditions, the Grantee shall be considered to be in the employment of the Company as long as the Grantee remains an employee of any of the Company, an Affiliate, or a corporation or other entity or a parent or subsidiary of such corporation or other entity assuming or substituting a new award for this award.  Without limiting the scope of the preceding sentence, it is expressly provided that the Grantee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs the Grantee.

7.                                      Taxes and Withholding.  Regardless of any action the Company takes with respect to any or all income tax (including U.S. federal, state and local tax and non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company. The Grantee further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Restricted

Stock Incentive Award, including the grant or vesting of the Restricted Stock Incentive Award and the receipt of dividends; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Incentive Award to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Grantee acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable event, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Grantee with respect to dividends, from the Grantee’s wages or other cash compensation and, with respect to all other Tax-Related Items, first from the shares pursuant to this Restricted Stock Incentive Award and, if not sufficient, from the Grantee’s wages or other cash compensation. The Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s receipt of this Restricted Stock Incentive Award that cannot be satisfied by the means previously described.

Notwithstanding its availability, the Grantee expressly agrees not to make an election pursuant to Section 83(b) of the U.S. Internal Revenue Code with respect to the shares of Restricted Stock granted pursuant to these Terms and Conditions.

8.                                      Compliance With Law.  The Company will make reasonable efforts to comply with all federal, state and non-U.S. laws applicable to awards of this type. However, if it is not feasible for the Company to comply with these laws with respect to the grant or settlement of these awards, then the awards may be cancelled without any compensation or additional benefits provided to the Grantee as a result of the cancellation.

9.                                      Relation To Other Benefits.  The benefits received by the Grantee under these Terms and Conditions will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit sharing, retirement or other benefit or compensation plan maintained by the Company, including the amount of any life insurance coverage available to any beneficiary of the Grantee under any life insurance plan covering employees of the Company. Additionally, this Restricted Stock Incentive Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses or long service awards. The grant of this Restricted Stock Incentive Award does not create any contractual or other right to receive future grants of Restricted Stock Incentive Awards or benefits in lieu of Restricted Stock Incentive Awards, even if the Grantee has a history of receiving Restricted Stock Incentive Awards or other cash or stock awards.

10.                               Amendments.  The Plan may be modified, amended, suspended or terminated by the Board at any time, as provided in the Plan. Any amendment to the Plan will be deemed to be an amendment to these Terms and Conditions to the extent it is applicable to these Terms and Conditions; however, no amendment will adversely affect the rights of the Grantee under these Terms and Conditions in any material respect without the Grantee’s consent.

11.                               Severability.  If one or more of the provisions of these Terms and Conditions is invalidated for any reason by a court of competent jurisdiction, the invalidated provisions shall be deemed to be separable from the other provisions of these Terms and Conditions, and the remaining provisions of these Terms and Conditions will continue to be valid and fully enforceable.

12.                               Entire Agreement; Relation To Plan; Interpretation.  Except as specifically provided in this Section, these Terms and Conditions and the Attachments incorporated in these Terms and Conditions constitute the entire agreement between the Company and the Grantee with respect to this Restricted Stock Incentive Award. These Terms and Conditions are subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between these Terms and Conditions and the Plan, the provisions of the Plan control. Capitalized terms used in these Terms and Conditions without definitions have the meanings assigned to them in the Plan. References to Sections and Attachments are to Sections of, and Attachments incorporated in, these Terms and Conditions unless otherwise noted.

13.                               Successors and Assigns.  Subject to Sections 2 and 4, the provisions of these Terms and Conditions shall be for the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

14.                               Governing Law.  The laws of the State of Delaware govern the interpretation, performance, and enforcement of these Terms and Conditions.

15.                               Privacy Rights.  By accepting this Restricted Stock Incentive Award, the Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s Data (as defined below) by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company holds, or may receive from any agent designated by the Company, certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of this Restricted Stock Incentive Award or any other entitlement to cash or shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan, including complying with applicable tax and securities laws (“Data”). Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. These recipients may be located in the Grantee’s country or elsewhere, and may have different data privacy laws and protections than the Grantee’s country. By accepting these Terms and Conditions, the Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described above. The Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Committee in writing. Refusing or withdrawing consent may affect the Grantee’s ability to participate in the Plan.

16.                               Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to this Restricted Stock Incentive Award granted under the Plan or future awards that may be granted under the Plan (if any) by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.                               Grantee’s Representations and Releases.  By accepting this Restricted Stock Incentive Award, the Grantee acknowledges that the Grantee has read these Terms and Conditions and understands that (i) the grant of this Restricted Stock Incentive Award is made voluntarily by CRC in its discretion with no liability on the part of any of its direct or indirect subsidiaries and that, if the Grantee is not an employee of CRC, the Grantee is not, and will not be considered, an employee of CRC but the Grantee is a third party (employee of a subsidiary) to whom this Restricted Stock Incentive Award is granted; (ii) all decisions with respect to future awards, if any, will be at the sole discretion of CRC; (iii) the Grantee’s participation in the Plan is voluntary; (iv) this Restricted Stock Incentive Award is an extraordinary item that does not constitute a regular and recurring item of base compensation; (v) the future value of any Shares issued pursuant to this Restricted Stock Incentive Award cannot be predicted and CRC does not assume liability in the event this Restricted Stock Incentive Award has no value in the future; (vi) subject to the terms of any tax equalization agreement between the Grantee and the entity employing the Grantee, the Grantee will be solely responsible for the payment or nonpayment of taxes imposed or threatened to be imposed by any authority of any jurisdiction; and (vii) CRC is not providing any tax, legal or financial advice with respect to this Restricted Stock Incentive Award or the Grantee’s participation in the Plan.

In consideration of the grant of this Restricted Stock Incentive Award, no claim or entitlement to compensation or damages shall arise from termination of this Restricted Stock Incentive Award or diminution in value of this Restricted Stock Incentive Award resulting from termination of the Grantee’s employment by the Company (for any reason whatsoever) and, to the extent permitted by law, the Grantee irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Restricted Stock Incentive Award, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

By accepting this Restricted Stock Incentive Award, the Grantee agrees, to the extent not contrary to applicable law, to the General Terms of Employment set out on Attachment 1 and the Arbitration Provisions set out on Attachment 2, which, in each case, are incorporated in these Terms and Conditions by reference.

18.                               Imposition of Other Requirements.  CRC reserves the right to impose other requirements on the Grantee’s participation in the Plan and on the Restricted Stock Incentive Award, to the extent CRC determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.                               Compliance With Section 409A of The Code.  All amounts payable under these Terms and Conditions are intended to comply with (a) the “short-term deferral” exception from Section 409A of the U.S. Internal Revenue Code (“Section 409A”) specified in Treas. Reg. § 1.409A-1(b)(4) (or any successor provision) and shall be paid within the period necessary to qualify for such exception and/or (b) the exemption under Treas. Reg. § 1.409A-1(b)(6) (or any successor provision) relating to the transfer of restricted property. Notwithstanding the foregoing, to the extent that it is determined that the Plan or this award is subject to Section 409A, these Terms and Conditions shall be interpreted and administered in such a way as to comply with the applicable provisions of Section 409A to the maximum extent possible. In addition, if this award is subject to Section 409A, then, (i) if the Grantee must be treated as a “specified employee” within the meaning of Section 409A, any payment made on account of the Grantee’s separation from service (as defined for purposes of Section 409A) (other than by reason of death) will be made at the time specified above in these Terms and Conditions or, if later, on the date that is six (6) months and one (1) day following the date of the Grantee’s separation from service; (ii) any payment on a Change in Control event will be made only if the Change in Control also qualifies as a change of control event within the meaning of Section 409A; and (iii) any determination by the Committee not to accelerate the award on a Change in Control shall be made only to the extent such determination is consistent with Section 409A. To the extent that the Committee determines that the Plan or this award is subject to Section 409A and fails to comply with the requirements of Section 409A, the Committee reserves the right (without any obligation to do so) to amend or terminate the Plan and/or amend, restructure, terminate or replace this award in order to cause this award either to not be subject to Section 409A or to comply with the applicable provisions of such section.

Attachment 1
General Terms of Employment

A.                                    Except as otherwise required by law or legal process, the Grantee will not publish or divulge to any person, firm, corporation or institution and will not use to the detriment of CRC, or any of its subsidiaries or other affiliates, or any of their respective officers, directors, employees or stockholders (collectively, “CRC Parties”), at any time during or after the Grantee’s employment by any of them, any trade secrets or confidential information of any of them (whether generated by them or as a result of any of their business relationships), including such information as described in CRC’s ethics code and other corporate policies, without first obtaining the written permission of an officer of the Company.

B.                                    At the time of leaving employment with the Company, the Grantee will deliver to the Company, and not keep or deliver to anyone else, any and all credit cards, drawings, blueprints, specifications, devices, notes, notebooks, memoranda, reports, studies, correspondence and other documents, and, in general, any and all materials relating to the CRC Parties (whether generated by them or as a result of their business relationships), including any copies (whether in paper or electronic form), that the Grantee has in the Grantee’s possession or control.

C.                                    The Grantee will, during the Grantee’s employment by the Company, comply with the provisions of CRC’s ethics code.

D.                                    Except as otherwise required by the Grantee’s job or permitted by law, the Grantee will not make statements about any CRC Parties (1) to the press, electronic media, to any part of the investment community, to the public, or to any person connected with, employed by or having a relationship with any of them without permission of an officer of the Company or (2) that are derogatory, defamatory or negative. Nothing herein, however, shall prevent Grantee from making a good faith report or complaint to appropriate governmental authorities. To the fullest extent permitted by law, Grantee will not interfere with or disrupt any of the Company’s operations or otherwise take actions intended directly to harm any of the CRC Parties.

E.                                    All inventions, developments, designs, improvements, discoveries and ideas that the Grantee makes or conceives in the course of employment by the Company, whether or not during regular working hours, relating to any design, article of manufacture, machine, apparatus, process, method, composition of matter, product or any improvement or component thereof, that are manufactured, sold, leased, used or under development by, or pertain to the present or possible future business of the Company shall be a work-for-hire and become and remain the property of CRC, its successors and assigns.

The provisions of this Section do not apply to an invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which provides in substance that provisions in an employment agreement providing that an employee shall assign or offer to assign rights in an invention to his or her employer do not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, except for those inventions that either (a)

relate, at the time of conception or reduction to practice of the invention, (1) to the business of the employer or (2) to the employer’s actual or demonstrably anticipated research or development, or (b) result from any work performed by the employee for the employer.

F.                                     The foregoing General Terms of Employment are not intended to be an exclusive list of the employment terms and conditions that apply to the Grantee. The Company, in its sole discretion, may at any time amend or supplement the foregoing terms. The Grantee’s breach of the foregoing General Terms of Employment will entitle the Company to take appropriate disciplinary action, including, without limitation, reduction of the Restricted Stock Incentive Award granted pursuant to these Terms and Conditions and termination of employment.

Attachment 2
ARBITRATION PROVISIONS

ANY DISPUTE ARISING OUT OF OR IN ANY WAY RELATED TO THE GRANTEE’S EMPLOYMENT WITH THE COMPANY, OR THE TERMINATION OF THAT EMPLOYMENT, WILL BE DECIDED EXCLUSIVELY BY FINAL AND BINDING ARBITRATION AT A LOCATION WITHIN 50 MILES OF THE COMPANY OFFICE AT OR CLOSEST TO EMPLOYEE’S PRIMARY WORK LOCATION, PURSUANT TO ANY PROCEDURES REQUIRED BY APPLICABLE LAW. TO THE EXTENT NOT INCONSISTENT WITH APPLICABLE LAW, ANY ARBITRATION WILL BE SUBMITTED TO THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) AND SUBJECT TO AAA EMPLOYMENT ARBITRATION RULES AND MEDIATION PROCEDURES IN EFFECT AT THE TIME OF FILING OF THE DEMAND FOR ARBITRATION. THE AAA EMPLOYMENT ARBITRATION RULES AND MEDIATION PROCEDURES ARE AVAILABLE ONLINE AT WWW.ADR.ORG. YOU MAY ALSO CALL AAA AT 800.778.7879 IF THERE ARE QUESTIONS ABOUT THE ARBITRATION PROCESS. ONLY THE FOLLOWING CLAIMS ARE EXCLUDED FROM THESE TERMS AND CONDITIONS: (1) CLAIMS FOR WORKERS’ COMPENSATION, UNEMPLOYMENT COMPENSATION, OR STATE DISABILITY BENEFITS, AND CLAIMS BASED UPON ANY PENSION OR WELFARE BENEFIT PLAN THE TERMS OF WHICH CONTAIN AN ARBITRATION OR OTHER NON-JUDICIAL DISPUTE RESOLUTION PROCEDURE, (2) TO THE EXTENT PERMITTED BY APPLICABLE LAW, CLAIMS FOR PROVISIONAL REMEDIES TO MAINTAIN THE STATUS QUO PENDING THE OUTCOME OF ARBITRATION, (3) CLAIMS BASED ON COMPENSATION AWARD AGREEMENTS AND INCENTIVE PLANS AND (4) CLAIMS WHICH ARE NOT PERMITTED BY APPLICABLE LAW TO BE SUBJECT TO A BINDING PRE-DISPUTE ARBITRATION AGREEMENT.

ANY CONTROVERSY REGARDING WHETHER A PARTICULAR DISPUTE IS SUBJECT TO ARBITRATION UNDER THIS ARBITRATION PROVISION SHALL BE DECIDED BY A NEUTRAL ARBITRATOR SELECTED BY AGREEMENT OF GRANTEE AND THE COMPANY OR OTHERWISE SELECTED IN ACCORDANCE WITH AAA EMPLOYMENT ARBITRATION RULES AND MEDIATION PROCEDURES.

TO THE EXTENT REQUIRED UNDER APPLICABLE LAW, THE GRANTEE’S RESPONSIBILITY FOR PAYMENT OF THE NEUTRAL ARBITRATOR’S FEES AND EXPENSES SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE FILING FEE THAT WOULD BE REQUIRED FOR A STATE TRIAL COURT ACTION AND THE COMPANY SHALL PAY ALL REMAINING FEES AND EXPENSES OF THE ARBITRATOR. UNLESS OTHERWISE REQUIRED UNDER APPLICABLE LAW, THE PARTIES SHALL EACH PAY THEIR PRO RATA SHARE OF THE NEUTRAL ARBITRATOR’S EXPENSES AND FEES. ANY CONTROVERSY REGARDING THE PAYMENT OF FEES AND EXPENSES UNDER THIS ARBITRATION PROVISION SHALL BE DECIDED BY THE NEUTRAL ARBITRATOR.

THE NEUTRAL ARBITRATOR WILL ALLOW FOR ADEQUATE DISCOVERY BY BOTH PARTIES AND MAY AWARD ANY FORM OF REMEDY OR RELIEF (INCLUDING INJUNCTIVE RELIEF) THAT WOULD OTHERWISE BE AVAILABLE IN COURT. ANY AWARD PURSUANT TO SAID ARBITRATION SHALL BE ACCOMPANIED BY A WRITTEN OPINION OF THE ARBITRATOR SETTING FORTH THE REASON FOR THE AWARD. THE AWARD RENDERED BY THE ARBITRATOR SHALL BE CONCLUSIVE AND BINDING UPON THE PARTIES HERETO, AND JUDGMENT UPON THE AWARD MAY BE ENTERED, AND ENFORCEMENT MAY BE SOUGHT IN, ANY COURT OF COMPETENT JURISDICTION. TO THE EXTENT NOT INCONSISTENT WITH APPLICABLE LAWS, THE ARBITRATOR WILL HAVE THE AUTHORITY TO HEAR AND GRANT MOTIONS.

THIS AGREEMENT TO ARBITRATE IS FREELY AGREED TO BETWEEN GRANTEE AND THE COMPANY AND IS MUTUALLY ENTERED INTO BETWEEN THE PARTIES. EACH PARTY FULLY UNDERSTANDS AND AGREES THAT THEY ARE GIVING UP CERTAIN RIGHTS OTHERWISE AFFORDED TO THEM BY CIVIL COURT ACTIONS, INCLUDING BUT NOT LIMITED TO THE RIGHT TO A JURY TRIAL.